                                                                   EXHIBIT 10.24

                                     SECOND

                              RESTATED AND AMENDED

                                 LOAN AGREEMENT

                                  BY AND AMONG

                                  IMSL, INC.,

                          IMSL ACQUISITION CORP. INC.

                                      AND

                      FIRST INTERSTATE BANK OF TEXAS, N.A.



                               December 16, 1992

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE 1.  DEFINITIONS AND GENERAL RULES.................................  2
     Section 1.1.  General Rules..........................................  2
     Section 1.2.  Definitions............................................  2

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES................................ 12
     Section 2.1.  Corporate Authority.................................... 12
     Section 2.2.  Financial Statements................................... 13
     Section 2.3.  Governmental Approvals................................. 13
     Section 2.4.  Litigation............................................. 14
     Section 2.5.  No Event of Default.................................... 14
     Section 2.6.  Use of Proceeds........................................ 14
     Section 2.7.  Properties, Locations and Offices...................... 14
     Section 2.8.  Status................................................. 15
     Section 2.9.  Tax Returns............................................ 15
     Section 2.10.  Liens and Security Interests.......................... 15
     Section 2.11.  Subsidiaries.......................................... 15
     Section 2.12.  ERISA................................................. 16
     Section 2.13.  Solvency.............................................. 16
     Section 2.14.  Environmental Condition of the Property............... 16
     Section 2.15.  Compliance............................................ 17
     Section 2.16.  Disclosure............................................ 18
     Section 2.17.  Representations and Warranties contained
          in the Purchase Agreement....................................... 18

ARTICLE 3.  THE CREDIT FACILITY........................................... 18
     Section 3.1.  Term Loan.............................................. 18
     Section 3.2.  Term Loan.............................................. 19
     Section 3.3.  Revolving Line of Credit............................... 20
     Section 3.4.  Advances and Indemnity................................. 22
     Section 3.5.  Loan Formula........................................... 22
     Section 3.6.  Optional Prepayments................................... 22
     Section 3.7.  Fees................................................... 23
     Section 3.8.  Payments............................................... 23
     Section 3.9.  Computation of Interest................................ 23
     Section 3.10.  Security.............................................. 23
     Section 3.11.  No Default............................................ 25

ARTICLE 4.  CONDITIONS PRECEDENT.......................................... 25
     Section 4.1.  Conditions Precedent to First Loans.................... 25
     Section 4.2.  Conditions Precedent to Each Advance under
          the Revolving Note.............................................. 27

ARTICLE 5.  AFFIRMATIVE COVENANTS......................................... 28
     Section 5.1.  Financial Statements................................... 28
     Section 5.2.  Payment of Obligations................................. 30
     Section 5.3.  Notice; Litigation..................................... 30
     Section 5.4.  Maintenance of Corporate Existence and
          Properties...................................................... 30
     Section 5.5.  Insurance.............................................. 31
     Section 5.6.  Payment of Taxes....................................... 31
     Section 5.7.  Accounts Receivable and Payable........................ 31
     Section 5.8.  Further Assurances..................................... 31
     Section 5.9.  Inspection............................................. 32
     Section 5.10.  Mandatory Prepayment.................................. 32
     Section 5.11.  Current Ratio......................................... 32
     Section 5.12.  Indebtedness to Net Worth Ratio....................... 32
     Section 5.13.  Indebtedness to Tangible Net Worth Ratio.............. 32
     Section 5.14.  Net Worth............................................. 32
     Section 5.15.  Tangible Net Worth.................................... 33
     Section 5.16.   Cash Flow (less Capitalized Software
          Development Expenses) to Fixed Charge Ratio..................... 33
     Section 5.17.  Cash Flow to Fixed Charge Ratio....................... 33
     Section 5.18.   Environmental Compliance............................. 34
     Section 5.19.  Notification.......................................... 34
     Section 5.20.  Collateral Audit...................................... 35
     Section 5.21.   Copyrights, Patents, Trademarks and
          Licenses, Patents, etc.......................................... 35
     Section 5.22.  Purchase Agreement.................................... 35
     Section 5.23.  Availability of Records............................... 35
     Section 5.24.  Regulations U and X................................... 35

ARTICLE 6.  NEGATIVE COVENANTS............................................ 36
     Section 6.1.  Limitations on Borrowings.............................. 36
     Section 6.2.  Limitations on Liens................................... 36
     Section 6.3.  Limitations on Contingent Liabilities.................. 36
     Section 6.4.  Loans, Advances and Investments........................ 36
     Section 6.5.     Limitations on Fundamental Changes;
          Disposition of Assets........................................... 37
     Section 6.6.  Dividends.............................................. 37
     Section 6.7.  Subordination of Claims................................ 37
     Section 6.8.  ERISA Compliance....................................... 37
     Section 6.9.  Nature of Business..................................... 38
     Section 6.10.  Supply and Purchase Contracts......................... 38
     Section 6.11.   Transactions with Affiliates and Other
          Persons......................................................... 38
     Section 6.12.  Capital Expenditures.................................. 38
     Section 6.13.  Bonuses............................................... 38
     Section 6.14.  Subordinated Indebtedness............................. 39

ARTICLE 7.  DEFAULT....................................................... 39
     Section 7.1.  Events of Default...................................... 39
     Section 7.2.  Optional Acceleration.................................. 42
     Section 7.3.  Automatic Acceleration................................. 42
     Section 7.4.  Additional Remedies.................................... 42
     Section 7.5.  Subordination.......................................... 43

ARTICLE 8.  MISCELLANEOUS................................................. 44
     Section 8.1.  No Waiver; Cumulative Remedies......................... 44
     Section 8.2.  Survival of Agreements................................. 44
     Section 8.3.  Successors............................................. 44
     Section 8.4.  Counterparts........................................... 44
     Section 8.5.  Severability........................................... 45
     Section 8.6.  Interest............................................... 45
     Section 8.7.  Expenses; Documentary Taxes............................ 46
     Section 8.8.  Notices................................................ 47
     Section 8.9.  Participations......................................... 48
     Section 8.10.  Confidentiality....................................... 48
     Section 8.11.  Controlling Document.................................. 49
     Section 8.12.  Amendment............................................. 49
     Section 8.13.  Table of Contents; Descriptive Headings............... 49
     SECTION 8.14.  GOVERNING LAW......................................... 49
     SECTION 8.15.  SUBMISSION TO JURISDICTION............................ 49
     Section 8.16.  Arbitration Program................................... 50
     SECTION 8.17.  NO ORAL AGREEMENTS.................................... 50

EXHIBITS:
--------

Exhibit A - Loan Formula Certificate
Exhibit B - Subsidiaries
Exhibit C - Hazardous Materials Contamination
Exhibit D - Term Note A
Exhibit E - Term Note B
Exhibit F - Revolving Note
Exhibit G - Indebtedness

SCHEDULES:
---------

Schedule I         -        Locations
Schedule II        -        Contract Disclosure
Schedule III       -        Certain Permitted Advances, Loans, Extensions
                            of Credit to Subsidiaries

                   SECOND RESTATED AND AMENDED LOAN AGREEMENT
                   ------------------------------------------


     This SECOND RESTATED AND AMENDED LOAN AGREEMENT is entered into as of December 16, 1992, by and among IMSL, INC., a Texas corporation (the "Company"), IMSL ACQUISITION CORP., INC. a California corporation ("IAC"), and FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Bank").

     WHEREAS, the Company has entered into an Agreement and Plan of Reorganization ("Purchase Agreement") among the Company, IAC and Precision Visuals, Inc., a Colorado corporation ("Acquired Company"), dated as of November 16, 1992, pursuant to which the Company has agreed to purchase all shares of common stock of the Acquired Company, and to merge the Acquired Company into IAC, all upon the terms therein contained;

     WHEREAS, the Company and the Bank have previously entered into a Loan Agreement dated as of March 20, 1991 (the "Initial Loan Agreement"); and

     WHEREAS, the Initial Loan Agreement has been modified and amended by that certain First Amendment to Loan Agreement ("First Amendment") dated as of September 20, 1991 between the Company and the Bank and by that certain Amended and Restated Loan Agreement dated as of March 17, 1992 (the "March Agreement"); and

     WHEREAS, the Initial Loan Agreement, as amended by the First Amendment and the March Agreement is referred to herein as the "Prior Loan Agreement"; and

     WHEREAS, Company has requested that the Bank amend the Prior Loan Agreement to make available to the Company two term loans and a revolving credit facility upon the terms and conditions set forth in this Agreement to finance in part the purchase price of the stock of the Acquired Company and to repay certain existing indebtedness of the Acquired Company; subject to the terms and conditions hereinafter stated, the Bank is willing to do so; and

     WHEREAS, the Prior Loan Agreement is being amended and restated by this Agreement in order to more clearly reflect the agreements of the parties hereto and to make the requested amendments; and

     WHEREAS, this Agreement is being executed in renewal and extension of the obligations of the Company under the Prior Loan Agreement, certain of the Notes and the Security Instruments; and nothing contained in this Agreement shall be construed as a substitution or novation of the Indebtedness under the Prior Loan Agreement or the instruments securing same, all of which shall remain in full force and effect except as modified hereby or by any other instruments executed in connection with this Agreement;

     NOW THEREFORE, to induce the Bank to extend credit and financial accommodations to the Company and for $1 and other such good and valuable considerations, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows, intending to be legally bound:

   ARTICLE 1.  DEFINITIONS AND GENERAL RULES.  The following definitions and
  -----------  -----------------------------
general rules will apply hereto:

      Section 1.1.  General Rules.  For the purposes of this Agreement
                    -------------

          (a) The terms defined in this Article 1, unless the context requires otherwise, will have the meanings applied to them in Section 1 and will include the plural as well as the singular. Additional definitions may be found in the preamble and throughout this Agreement;

          (b) All accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with GAAP; and

          (c) The words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular article, section, paragraph or other subdivision.

        Section 1.2.  Definitions.  As used in this Agreement, the following
                      -----------
terms will have the following meanings unless the context requires otherwise:

          Acquisition means the acquisition of the common stock of the Acquired
          -----------
Company by the Company as contemplated by the Purchase Agreement.

          Affiliate of any Person means any Person that, directly or indirectly,
          ---------
controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, shall include any Person that beneficially owns or holds five percent or more of any class of voting securities of such Person and any Person owning or holding five percent or more of any class or series of voting securities of such Person (or in the case of a Person that is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          Agreement means this second restated and amended loan agreement among
          ---------
the Bank, the Company and IAC as originally executed or hereafter amended.

          Basic Rate means the variable per annum rate of interest at all times
          ----------
equal to one percent plus the Prime Rate, such Basic Rate to change when and as the Prime Rate changes.

          Business Day means a day (other than Saturday, Sunday or a legal
          ------------
holiday) on which banks in Houston, Texas, are open for business.

          Capital Lease means, with respect to any Person, any lease of any
          -------------
property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of such Person.

          Capitalized Software Development Expenses means software development
          -----------------------------------------
expenses capitalized in accordance with GAAP consistently applied.

          Cash Equivalents mean any of the following: (a) securities with
          ----------------
maturities of one hundred eighty (180) days or less from the date of acquisition thereof issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof, (b) certificates of deposit with maturities of one hundred eighty (180) days or less from the date of acquisition thereof issued by, and deposit accounts at, any commercial bank having capital and surplus equal to or greater than $250,000,000, (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of one hundred eighty (180) days or less from the date of acquisition thereof and (d) securities of a domestic municipal issuer rated at least either AAA by Moody's Investors Service, Inc. or AAA by Standard & Poor's Corporation with maturities of one hundred eighty (180) days or less from the date of acquisition thereof.

          Cash Flow means, for any period, the sum of:  (i) the Net Income from
          ---------
operations for such period, plus (ii) to the extent that any of the items
                            ----
referred to in any of clauses (A) and (B) below were deducted in calculating such Net Income: (A) tax adjusted interest expense of such Person and its Subsidiaries for such period and (B) depreciation, amortization expense and deferred income taxes of such Person and its Subsidiaries for such period.

          CERCLA means the Comprehensive Environmental Response, Compensation,
          ------
and Liability Act of 1980, 42 U.S.C. (S) 9601, et seq., as amended.
                                               ------

          Closing Date means the date on which the shares of Acquired Company
          ------------
are to be purchased by the Company provided that all of the conditions precedent stated in Article 4 hereof have been met to the Bank's satisfaction or waived by the Bank in writing (and which in any event must occur no later than December 31, 1992).

          Code means the Internal Revenue Code of 1986, as amended from time to
          ----
time, any predecessor statute and any statute enacted in replacement thereof.

          Collateral means the properties and assets described in Section 3.10
          ----------
hereof.

          Contingent Liabilities means any and all liabilities of a Person,
          ----------------------
direct or indirect, for or in connection with the obligations, stock or payment of dividends of any other Person, whether by guaranty, endorsement, agreement to purchase or repurchase, agreement to lease, agreement to supply or advance funds (including, without limitation, agreements to maintain working capital, solvency or other balance sheet conditions or agreements to purchase stock or make capital contributions) or otherwise.

          Corporate Guarantor means IAC and any other Subsidiary of the Company
          -------------------
organized under the laws of the United States of America or any state thereof now or hereafter acquired or established by the Company.

          Current Assets means, with respect to any Person, all assets of such
          --------------
Person that, in accordance with GAAP, would be included as current assets on its balance sheet as of a date of calculation.

          Current Liabilities means, with respect to any Person, all liabilities
          -------------------
of such Person that, in accordance with GAAP, would be included as current liabilities on its balance sheet as of the date of calculation.

          Default means any event specified in Section 7.1 of this Agreement,
          -------
regardless of whether any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

          Default Rate means the lesser of (i) a rate that is five percentage
          ------------
points above the Prime Rate, as it varies, or (ii) the Maximum Rate, as it varies.

          Eligible Accounts means, at any time, the amount equal to the
          -----------------
aggregate unpaid amount of a Person's accounts, chattel paper, contract rights, instruments and retail installment contracts for goods sold and actually delivered or for services rendered by such Person for which invoices have been issued and payment for which is due within 30 days, less any down payments; provided, however, there shall be excluded from Eligible Accounts (i) any amount billed and remaining unpaid more than 90 days from issuance (or due date in the case of instruments, lease agreements and chattel paper), (ii) any amount due from suppliers of materials or inventory to a Person but only to the extent that such Person is indebted to such suppliers with respect to materials or supplies purchased by such Person from such suppliers, (iii) any account, instrument, chattel paper, contract right, or retail installment contract in which the Bank does not have a valid and perfected first priority lien, mortgage or security interest, (iv) any account arising from sales to or services rendered for any Subsidiary or Affiliate of a Person, (v) any account arising from sales to or services rendered for any Governmental Authority (unless such Governmental Authority is a Governmental Authority of the United States of America and such Governmental Authority has properly acknowledged the Bank's first priority security interests in such accounts to the satisfaction of the Bank) or any foreign Person, (vi) any account arising from sales on a "sale or return", "sale on approval" (as such terms are defined in the UCC), consignment, or guaranteed sale basis, (vii) any account rejected by the Bank as unsuitable, and (viii) any account which is or may be subject to a right of setoff, claim or defense.

          Environmental Laws means any and all laws, subsequent enactments,
          ------------------
amendments and modifications, including without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities relating to the protection of human health or the environment.

          EPA means the United States Environmental Protection Agency.
          ---

          ERISA means the Employment Retirement Income Security Act of 1974, as
          -----
amended from time to time.

          Event of Default means any event specified in Section 7.1 of this
          ----------------
Agreement, provided that any requirement in connection with such event for the giving of notice or lapse of time or any other condition has been satisfied.

          Fixed Charges means, for any period, all principal payments on
          -------------
Indebtedness for borrowed money (other than principal payments on the Revolving
Note) for such period, plus all payments on Capitalized Leases for such period, plus all tax adjusted interest expenses for such period.

          GAAP means generally accepted accounting principles set forth in the
          ----
Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          Governmental Authority means any nation or government, any state,
          ----------------------
county, city or other political subdivision, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guarantor means Charles W. Johnson, a resident of Racine, Wisconsin.
          ---------

          Guaranty means a continuing guaranty agreement in favor of the Bank in
          --------
form and substance acceptable to the Bank.

          Hazardous Materials means any substance or material (i) which is or
          -------------------
becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance, under any Environmental Law; (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; (iv) which is deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties; (v) any of the substances referred to in clauses (i) through (iv) above contained in an under ground or aboveground storage tank, whether empty, filled or partially filled; or (vi) which contains, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, crude oil or any fraction thereof.

          Hazardous Materials Contamination means the contamination (whether
          ---------------------------------
presently existing or hereafter occurring) of the buildings, facilities or improvements, air, soil, groundwater, surface water or other elements of the Property or other property as a result of the presence of Hazardous Materials on the Property at any time.

          Indebtedness means the total liabilities of a Person calculated in
          ------------
accordance with GAAP consistently applied.

          Lien shall mean any interest in property securing an obligation owed
          ----
to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it or he has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          Limited Guaranty means a limited guaranty agreement in favor of the
          ----------------
Bank in form and substance satisfactory to the Bank.

          Line of Credit means the line of credit provided for in Section 3.3
          --------------
hereof.

          Line of Credit Commitment means $2,000,000.
          -------------------------

          Loan Documents means this Agreement, the Notes, the Security
          --------------
Instruments and any and all other documents and instruments executed in connection therewith or contemplated thereby.

          Loan Formula means at any time the amount equal to the sum of an
          ------------
amount equal to 60% of the Eligible Accounts of the Company and the Corporate Guarantor as of the last day of the preceding month.

          Loan Formula Certificate means a loan formula certificate in
          ------------------------
substantially the form attached hereto as Exhibit A, setting forth the
                                          ---------
computation of Loan Formula as of the close of business on the last day of the month immediately preceding the day that such loan formula certificate is delivered on behalf of the Company to the Bank pursuant to Section 5.1(f) hereof.

          Mandatory Prepayments means such payments from the Company to the Bank
          ---------------------
as may be necessary to reduce the aggregate principal amount of indebtedness and liabilities of the Company under the Revolving Note to an amount permitted by the Loan Formula and this Agreement.

          Material Adverse Effect means a material adverse effect on (a) the
          -----------------------
business, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole, or (b) the Company's ability to perform and pay the Obligations in accordance with the terms thereof or the Bank's rights to enforce or collect the Obligations.

          Maximum Rate means the maximum lawful rate of interest permitted by
          ------------
applicable usury laws, now or hereafter enacted, which interest rate shall change when and as such laws change, to the extent permitted by such laws, effective on the day such change in such laws becomes effective; provided,
                                                                 --------
however, that the term "Maximum Rate" shall mean a rate of interest equal to
-------
five percentage points above the Prime Rate, as it varies, if there is no Maximum Rate under applicable usury laws.

          Net Income means for any period, a Person's consolidated net income
          ----------
(or loss) after income and franchise taxes determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless and only to the extent received by such Person or its Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset dispositions; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

          Net Worth of a Person means, at any time, the total assets of such
          ---------
Person less the total liabilities of such Person as set forth on its balance sheet at such date, prepared in accordance with GAAP consistently applied, plus Subordinated Indebtedness of such Person, except that the sum of the following shall be excluded therefrom: (i) goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisition of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers acceptable to the Bank at the time of acquisition indicates sufficient value to cover such excess, (ii) any amounts by which investments in Persons appearing on the asset side of such balance sheet exceed the proportionate share of such Person and its Subsidiaries in the book value of the assets of such Persons, and (iii) any treasury stock.

          Notes means Term Note A, Term Note B and the Revolving Note.
          -----

          Obligations means the obligations and liabilities of the Company and
          -----------
the Corporate Guarantor to the Bank evidenced by this Agreement, the Notes, the other Loan Documents and any and all other indebtedness, liabilities and obligations whatsoever of the Company and the Corporate Guarantor to the Bank, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise; it being contemplated by the parties hereto that the Company may become indebted to the Bank in further sum or sums.

          Permitted Liens means (i) liens created by the Security Instruments or
          ---------------
this Agreement, (ii) liens for taxes, assessments and other governmental charges not yet payable, or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of the Company, (iii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business, (iv) landlords', mechanics', materialmen's, warehousemen's, carriers', vendors' or other like liens arising by operation of law in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days, or which are being contested in good faith by appropriate proceedings and against which the Company has provided adequate reserves in accordance with GAAP, (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Company or the value of such property, (vi) inchoate liens arising under ERISA to secure current pension liabilities as they are incurred under the provisions of Plans from time to time in effect, (vii) liens permitted in the Security Instruments or otherwise by the Bank in writing, (viii) security interests in the intellectual property of IAC and the other collateral therein described in favor of the secured parties as provided in the security agreements executed or to be executed by the Company and IAC pursuant to the Purchase Agreement, which liens in favor of such secured parties shall be prior to the liens of the Bank only in the intellectual property of IAC and the real estate of the Company located in Ft. Bend County, Texas and (ix) liens securing the purchase price of assets as long as such liens apply only to the assets so acquired.

          Person means any corporation, partnership, trust, estate, individual,
          ------
unincorporated business entity or governmental department, administrative agency or instrumentality.

          Plan means any plan subject to Title IV of ERISA and maintained by the
          ----
Company or any Subsidiary or any such plan to which the Company or any Subsidiary is required to contribute on behalf of its employees.

          Prime Rate means the variable per annum rate of interest most recently
          ----------
announced by the Bank as its "prime rate," with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest from time to time are calculated for loans making reference thereto and may not be the lowest of the Bank's base rates.

          Property means any right or interest of a Person in or to property of
          --------
any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          Regulation U means Regulation U of the Board of Governors of the
          ------------
Federal Reserve System, 12 C.F.R., Part 221.

          Regulation X means Regulation X of the Board of Governors of the
          ------------
Federal Reserve System, 12 C.F.R., Part 224.

          Revolving Note means the promissory note issued pursuant to Section
          --------------
3.3 hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time.

          Security Agreement means one or more commercial security agreements in
          ------------------
form and substance acceptable to the Bank as the same may be renewed, modified, extended, supplemented or rearranged, at any time, from time to time.

          Security Agreement-Pledge means one or more security agreements-
          -------------------------
pledges in form and substance acceptable to the Bank as the same may be renewed, modified, extended, supplemented or rearranged, at any time, from time to time.

          Security Instruments means the Guaranties, the Security Agreements and
          --------------------
the Security Agreement-Pledges together with all financing statements and other documents necessary for recordation of the same or perfection of the liens, mortgages and security interests granted thereby, as same may be or have been executed by the Company, IAC, the Guarantor and the wife of the Guarantor, or by any of them.

          Subordinated Indebtedness means the Indebtedness of a Person,
          -------------------------
calculated in accordance with generally accepted accounting principles consistently applied, heretofore or hereafter incurred, that, by the express terms of the instrument evidencing or creating such Indebtedness or by the terms of a subordination agreement in form and substance satisfactory to the Bank, is validly and effectively made subordinate and subject in right to payment, to whatever extent the Bank may require, to the prior payment of the Obligations to the Bank.

          Subsidiary means any corporation of which more than 50 percent of the
          ----------
issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and, or, one or more of its Subsidiaries.

          Tangible Net Worth of a Person means, at any time, the total assets of
          ------------------
such Person less the total liabilities of such Person as set forth on its balance sheet at such date, prepared in accordance with GAAP consistently applied, plus Subordinated Indebtedness of such Person, except that the sum of the following shall be excluded therefrom: (i) goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisition of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers acceptable to the Bank at the time of acquisition indicates sufficient value to cover such excess, (ii) any amounts by which investments in Persons appearing on the asset side of such balance sheet exceed the proportionate share of such Person and its Subsidiaries in the book value of the assets of such Persons, (iii) patents, trademarks, copyrights, deferred charges (including, but not limited to, unamortized discount and expenses, and Capitalized Software Development Expenses, organizational expenses, experimental and developmental expenses, but excluding prepaid expenses), intangibles and other similar assets, and (iv) any treasury stock.

          Term Note A means the promissory note issued pursuant to Section 3.1
          -----------
hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time.

          Term Note B means the promissory note issued pursuant to Section 3.2
          -----------
hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time.

          Termination Date means December 15, 1993.
          ----------------

          Unearned Revenues means revenue from sales and leased products that
          -----------------
are recognized for contracted amounts when software is available for use by the Company's and its Subsidiaries' customers but for which revenues are recognized by the Company and its Subsidiaries ratably over the contract period or as services are provided by the Company and its Subsidiaries, determined in accordance with GAAP, and which are reflected as the line item "Unearned support and maintenance revenue" on the Company's balance sheets required to be delivered to the Bank pursuant to Section 5.1 hereof.

          Working Capital means, at any time, the excess of the Current Assets
          ---------------
of a Person over the Current Liabilities of such Person.

          UCC means the Texas Business and Commerce Code as presently enacted or
          ---
hereafter amended.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES.  The Company represents,
----------- ------------------------------
warrants and agrees as follows:

      Section 2.1.  Corporate Authority.  The Company and each of its
                    -------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed, qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such licensing and qualification, and has all corporate power and all permits, consents and authorizations necessary to own and operate its properties and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by the Company and by the Corporate Guarantor, the borrowings hereunder and the execution and delivery of the Notes and the other Loan Documents by the Company and the Corporate Guarantor (i) have been duly authorized by all requisite corporate proceedings, and (ii) will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Incorporation or Bylaws of the Company, or of any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree, binding upon the Company or the Corporate Guarantor, except the contract disclosed on Schedule II hereto. No consent of the Company's or the Corporate Guarantor's shareholders or any holder of any Indebtedness of the Company or the Corporate Guarantor or any other Person is required as a condition to the validity of this Agreement or any other Loan Document except such as has been obtained and identified to the Bank in writing. This Agreement, the Notes, and the other Loan Documents, when duly executed and delivered in accordance with this Agreement, will conferred stitute legal, valid and binding obligations of the Company and the Corporate Guarantor enforceable in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditor's rights generally and by general equitable principles.

      Section 2.2.  Financial Statements.  The audited annual financial
                    --------------------
statements of the Company and its Subsidiaries at December 31, 1991 and the unaudited financial statements of the Company and its Subsidiaries at October 31, 1992, and the related statements of income and retained earnings and cash flow for the periods then ended, copies of which have been delivered to the Bank, fairly present the financial position of the Company and its Subsidiaries at December 31, 1991 and October 31, 1992, and the results of its operations and the changes in its financial position for the periods then ended in conformity with GAAP applied on a basis consistent with the preceding period. Such financial statements are true and correct and have been prepared in accordance with GAAP consistently followed throughout the periods involved. No material adverse change has occurred since October 31, 1992, in the financial position or in the results of operations of the Company and its Subsidiaries or in their business, taken as a whole.

      Section 2.3.  Governmental Approvals.  No approvals of any Governmental
                    ----------------------
Authority having jurisdiction over the Company or any of its Subsidiaries are necessary to permit the Company or the Corporate Guarantor to enter into this Agreement, the Note and the other Loan Documents, to borrow hereunder and to grant security and guaranty as provided herein.

      Section 2.4.  Litigation.  There is no action, suit or proceeding pending
                    -----------
or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or Governmental Authority which, if such action, suit or proceeding were adversely determined, (i) would subject the Company or any of its subsidiaries to any liability not fully covered by insurance, or (ii) would reasonably be expected to have a Material Adverse Effect.

      Section 2.5.  No Event of Default.  No Default or Event of Default has
                    -------------------
occurred and is continuing.

      Section 2.6.  Use of Proceeds.  The proceeds of the loans made pursuant to
                    ---------------
(i) Section 3.1 hereof will be used by the Company to renew and refinance existing Indebtedness owing by the Company to the Bank, (ii) Section 3.2 hereof will be used to permit Company to provide funds to the Corporate Guarantor to repay Indebtedness of the Acquired Company to Affiliated First National Bank of Boulder, Boulder, Colorado, and (iii) Section 3.3 hereof will be used by the Company for working capital for general corporate operating purposes of the Company, including up to the principal sum of $1,000,000 to be used for the acquisition of the common stock of the Company. All loans evidenced by the Notes are and shall be "business loans," as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act.

      Section 2.7.  Properties, Locations and Offices.   The Company and the
                    ---------------------------------
Corporate Guarantor have and will continue to have good and indefeasible title to all of their respective assets and proper ties, free and clear of all liens, mortgages, security interests and other encumbrances, except for Permitted Liens. The Property descriptions contained in the Security Instruments are true, correct, complete and sufficient to grant and create a security interest in the Collateral for the benefit of the Bank. The chief executive office of
(i) the Company is located in Ft. Bend County, Texas and of (ii) the Corporate Guarantor is located in Boulder County, Colorado; Schedule I hereto lists all other offices and locations where Properties of the Company and the Corporate Guarantor are located within the United States of America.

      Section 2.8.  Status.  Neither the Company nor any of its Subsidiaries is
                    ------
(i) subject to regulation as a "public utility" or the equivalent under any applicable federal or state law, (ii) an "investment company" or a company "controlled" by an "investment company" or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended, or (iii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utilities Holding Company Act of 1935, as amended.

      Section 2.9.  Tax Returns.  The Company and each Subsidiary have filed all
                    -----------
United States tax returns and all other material tax returns required to be filed by each of them and have paid, or made provisions for the payment of, all taxes which have become due pursuant to any such return or pursuant to any assessment received by the Company and each Subsidiary, except such taxes and assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, and each such return properly reflects the taxes of the Company or such Subsidiary, as the case may be, for the periods covered thereby.

      Section 2.10.  Liens and Security Interests.  Upon the filing of the
                     ----------------------------
appropriate financing statements and appropriate filings under the laws of the United States with respect to that portion of the Collateral comprised of patents, trademarks and copyrights registered under the laws of the United States, the security interests, mortgages and liens attaching to the Collateral will constitute at all times valid, perfected and enforceable first priority security interests, mortgages and liens in favor of the Bank, subject to no prior or superior lien, mortgage, security interest or other encumbrance, except Permitted Liens. Before any funding under the Notes, the Company and the Corporate Guarantor have taken, or will have participated with the Bank in taking, all necessary action (including making all necessary filings) to provide the Bank with first priority perfected security interests, mortgages and liens in the Collateral under the laws of all appli cable jurisdictions, subject to the Permitted Liens.

      Section 2.11.  Subsidiaries.  Neither the Company nor any of its
                     ------------
Subsidiaries owns any Subsidiary or has any investments in any Person (other than the Subsidiaries listed in Exhibit B hereto and Cash Equivalents).
                                ---------

      Section 2.12.  ERISA.  The Company and each of its Subsidi aries are in
                     -----
compliance in all material respects with the applicable provisions of ERISA and, to the best of the Company's knowledge, no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Company or any of its Subsidiaries.

      Section 2.13.  Solvency.  The Company both individually and on a
                     --------
consolidated basis with its Subsidiaries is solvent and, after giving effect to the transactions contemplated by this Agreement and the Other Loan Documents, including the acquisition of the Acquired Company upon the terms set out in the Purchase Agreement, the Company and each of its Subsidiaries will be solvent. Each of the Company and its Subsidiaries (i) is able to and anticipates that it will be able to meet its debts as they mature, (ii) has adequate capital to conduct the businesses in which it is engaged, and (iii) owns and will own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts and obligations.

      Section 2.14.  Environmental Condition of the Property.
                     ---------------------------------------

          (a) The location, construction, occupancy, operation, condition and use of the Property do not violate any material law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, or any material restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including without limitation all material zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws.

          (b) Without limitation of (a) above, neither the Property nor the Company or any of its Subsidiaries is in violation of or subject to any existing, pending or threatened investigation, request for information, administrative or consent order or agreement, litigation or settlement by any Governmental Authority or subject to any investigatory or remedial obligations under any Environmental Laws or the common law with respect to the presence or suspected presence of Hazardous Materials Contamination.

          (c) Neither the Company nor any of its Subsidiaries is subject to any liability or obligation relating to (i) the environmental conditions on, under or about the Property, including without limitation, the air, soil, surface and ground water conditions at the Property; or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

          (d) Neither the Company nor any of its Subsidiaries has obtained, nor are any of them required to obtain or make application for any permits, licenses or similar authorizations to construct, occupy, operate or use, or relating to the existence of any buildings, improvements, facilities, fixtures and equipment forming a part of the Property by reason of any Environmental Laws.

          (e) The Company and each of its Subsidiaries has taken all steps reasonably necessary to determine and has determined that no Hazardous Materials are now located on the Property or have escaped or been released into the environment, or deposited, spilled, leaked, discharged, or disposed of at, on, from, under or near the Property or any portion thereof, except as set forth on Exhibit C attached hereto and made a part hereof. No portion of the Property is
---------
being used nor, to the knowledge of the Company, or its Subsidiaries, has been used by any Person at any previous time for the generation, disposal, storage, treatment, processing or other handling of Hazardous Materials, nor is any part of the Property affected by any Hazardous Materials Contamination, except as disclosed on Exhibit C hereto.
             ---------

          (f) To the best of Company's and its Subsidiaries' knowledge, no property adjoining or in the immediate vicinity of the Property is being used, or has been used at any previous time, for the generation, treatment, storage, processing, disposal or other handling of Hazardous Materials.

          (g) The Property is not currently on, and to Company's and the Subsidiaries' knowledge, has never been on, any federal or state "superfund" or "superlien" list or registry.

      Section 2.15.  Compliance.  The Company and each of its Subsidiaries are
                     ----------
in compliance in all respects with all applicable governmental approvals and laws, ordinances and regulations, including without limitation, Environmental Laws and material zoning, land use, and building laws, ordinances and regulations, except to the extent that such non-compliance would not have a Material Adverse Effect; and the Company and each of its Subsidiaries have no knowledge of any notices of violations of any such laws, ordinances or regulations issued by any Governmental Authority having jurisdiction over the Property or the Company or any of its Subsidiaries.

      Section 2.16.  Disclosure.  All factual information heretofore or
                     ----------
contemporaneously furnished in writing by or on behalf of the Company and the Corporate Guarantor to Bank for purposes of or in connection with this Agreement, the Notes, and the other Loan Docu ments, or any transaction contemplated therein is, and all other such information hereafter furnished by or on behalf of the Company and the Corporate Guarantor to the Bank will be, true and accurate on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

      Section 2.17.  Representations and Warranties contained in the Purchase
                     --------------------------------------------------------
Agreement.  The Purchase Agreement is in full force and effect, has not been
---------
further amended and the parties thereto have performed all obligations required to be performed by each of them thereunder on or prior to the date hereof. All representations and warranties set forth therein are true and correct as of the Closing Date. The Bank shall be entitled to rely on all of the representa tions and warranties of the Company and IAC set forth therein with the same force and effect as though they were incorporated in this Agreement and made by the Company and IAC for the benefit of the Bank herein, and on the opinions of counsel issued in connection therewith. At the request of the Bank, the Company or IAC, as may be appropriate, shall assert any rights to enforce its respective remedies upon the occurrence of a breach of representation or warranty by the Acquired Company under the Purchase Agreement.

ARTICLE 3.  THE CREDIT FACILITY.
----------  -------------------

      Section 3.1.  Term Loan.  Subject to and upon the terms, conditions,
                    ---------
covenants and agreements contained herein, the Bank agrees to lend to the Company the sum of $1,100,000 to be evidenced by the Company's promissory note payable to the order of the Bank in substantially the form of Exhibit D attached
                                                              ---------
hereto ("Term Note A"). The principal amount from time to time outstanding under Term Note A shall bear interest during each day the loan evidenced thereby is outstanding at a variable per annum rate equal to the lesser of (i) the Basic Rate, as it varies, or (ii) the Maximum Rate, as it varies. Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable thereunder shall remain at the Maximum Rate until the Bank shall have received the amount of interest which the Bank would have received if the Basic Rate had not been limited by the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate. All past due principal and interest hereunder and under Term Note A, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the Default Rate from the date payment thereof shall have become due until same shall have been discharged by payment.

     The principal of and interest to accrue on Term Note A shall be due and payable as follows:

     The principal of Term Note A is due and payable in eight (8) installments, all of such installments, except for the last, being in the amount of $137,500 each, and the last and final installment being in the amount of the then remaining unpaid principal balance thereof, the first such installment of principal being due and payable on March 31, 1993, and each subsequent installment of principal being due and payable on the last day of each succeeding June, September, December and March thereafter until December 15, 1994, when the then remaining unpaid balance of principal of Term Note A shall become due and payable in full. Interest on said principal shall be due and payable in monthly installments as it accrues, the first such installment being due and payable on January 31, 1993 and on the last day of each succeeding calendar month thereafter until December 15, 1994, when all unpaid accrued interest and all unpaid principal owing under Term Note A shall be due and payable.

     All renewals, extensions, modifications, increases, and rearrangements of Term Note A, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification, increase, or arrangement date, all of the representations, warranties, covenants and agreements set forth herein.

      Section 3.2.  Term Loan.  Subject to and upon the terms, conditions,
                    ---------
covenants and agreements contained herein, the Bank agrees to lend to the Company the sum of $1,300,000 to be evidenced by the Company's promissory note payable to the order of the Bank in substantially the form of Exhibit E attached
                                                              ---------
hereto ("Term Note B"). The principal amount from time to time outstanding under Term Note B shall bear interest during each day the loan evidenced thereby is outstanding at a variable per annum rate equal to the lesser of (i) the Basic Rate, as it varies, or (ii) the Maximum Rate, as it varies. Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable thereunder shall remain at the Maximum Rate until the Bank shall have received the amount of interest which the Bank would have received if the Basic Rate had not been limited by the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate. All past due principal and interest hereunder and under Term Note B, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the Default Rate from the date payment thereof shall have become due until same shall have been discharged by payment.

     The principal of and interest to accrue on Term Note B shall be due and payable as follows:

     The principal of Term Note B is due and payable in eight (8) installments, all of such installments, except for the last, being in the amount of $162,500 each, and the last and final installment being in the amount of the then remaining unpaid principal balance thereof, the first such installment of principal being due and payable on March 31, 1993, and each subsequent installment of principal being due and payable on the last day of each succeeding June, September, December and March thereafter until December 15, 1994, when the then remaining unpaid balance of principal of Term Note B shall become due and payable in full. Interest on said principal shall be due and payable in monthly installments as it accrues, the first such installment being due and payable on January 31, 1993 and on the last day of each succeeding calendar month thereafter until December 15, 1994, when all unpaid accrued interest and all unpaid principal owing under Term Note B shall be due and payable.

     All renewals, extensions, modifications, increases, and rearrangements of Term Note B, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification, increase, or arrangement date, all of the representations, warranties, covenants and agreements set forth herein.

      Section 3.3.  Revolving Line of Credit.  Subject to, and upon the terms,
                    ------------------------
conditions, covenants and agreements contained herein, the Bank agrees to lend to the Company at any time, and from time to time, prior to the Termination Date, such amounts as the Company may request up to, but not exceeding, an aggregate principal amount at any one time outstanding of the lesser of the Line of Credit Commitment or the Loan Formula (the "Line of Credit"). Prior to the Termination Date, the Company may borrow, repay, and reborrow under the Line of Credit so long as the outstanding principal amount owing to the Bank under the Revolving Note (as hereinafter defined) at any one time outstanding does not exceed the lesser of (i) the Line of Credit Commitment or (ii) the Loan Formula. All loans under the Line of Credit shall be evidenced by the Company's promissory note payable to the order of the Bank, in substantially the form attached hereto as Exhibit F (the "Revolving Note"). The principal amount from
                   ---------
time to time outstanding on the Revolving Note shall bear interest during each day of the term of the loan evidenced thereby at a variable per annum rate equal to the lesser of (i) the Basic Rate, as it varies, or (ii) the Maximum Rate, as it varies. Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable under the Revolving Note shall remain at the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable thereunder had not been limited by the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate. All past due principal and interest, whether due as a result of acceleration of maturity or otherwise, shall bear interest at the Default Rate from the date payment thereof shall have become due until the same have been discharged fully by payment. All revolving loans made pursuant to this Section and all payments of principal with respect to all loans under the Line of Credit shall be evidenced by notations made by the Bank in its business records. The aggregate unpaid princi pal amount of advances reflected by the notations made in the Bank's business records shall be rebuttably presumptive evidence of the principal amount owing and unpaid on the Revolving Note.

     The principal of and interest to accrue on the Revolving Note shall be due and payable as follows:

     Interest to accrue on the Revolving Note shall be due and payable monthly as it accrues, with the first installment to be due and payable on January 31, 1993, and with a like installment of all accrued but unpaid interest to be due and payable on or before the last day of each succeeding calendar month thereafter until the principal amount of the Revolving Note is paid in full; and the outstanding principal amount of the Revolving Note then outstanding shall be due and payable in full on the Termination Date.

     All renewals, extensions, modifications, increases, and rearrangements of the Revolving Note, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification, increase, or rearrangement date, all of the representations, warranties, covenants and agreements set forth herein.

      Section 3.4.  Advances and Indemnity.  Advances under the Line of Credit
                    ----------------------
may be made by written request signed by an authorized officer of the Company or by telecopy, telex or telephone request. Each borrowing shall be made on a Business Day. In consideration of the Bank permitting the Company to make telecopy, telex or telephone requests for advances under the Line of Credit, the Company covenants and agrees to assume liability for and to protect, indemnify and save the Bank harmless from, any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees and expenses of employees, which may be imposed, incurred by or asserted against the Bank by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of the Bank pursuant to telecopy, telex or telephone requests for advances under the Line of Credit, (ii) the breach of any provisions of this Agreement by the Company, (iii) the transfer of funds pursuant to such telecopy, telex or telephone requests, or (iv) the Bank's honoring or failing to honor any telecopy, telex or telephone request for any reason or no reason whatsoever; provided, however, that the Company shall not indemnify the Bank or save the Bank harmless from any liabilities or losses resulting from the gross negligence or willful misconduct of the Bank. The Bank is entitled to rely upon and act upon telecopy, telex or telephone requests made or purportedly made by any of the officers or employees specified in the resolutions delivered to the Bank of even date herewith, as supplemented in writing from time to time and accepted by the Bank, and to the extent permitted by applicable law, the Company shall be unconditionally and absolutely estopped from denying (x) the authenticity and validity of any such transaction so acted upon by the Bank once the Bank has advanced funds under the Line of Credit and has deposited or transferred such funds as requested in any such telecopy, telex or telephone request, and (y) the Company's liability and responsibility therefor.

      Section 3.5.  Loan Formula.  The aggregate principal amount at any time
                    ------------
remaining unpaid on the loans made pursuant to the Line of Credit will not be in excess of the amount arrived at by the computation provided for in the Loan Formula.

      Section 3.6.  Optional Prepayments.  The Company, at its option, without
                    --------------------
notice, premium or penalty, may prepay any Note in full at any time or from time to time in part, upon payment of accrued interest to the date of prepayment on the Note being so prepaid or the portion of the unpaid principal amount thereof to be paid; provided, however, that because the Revolving Note is a master
            --------  -------
revolving credit note, the Revolving Note shall remain in full force and effect until terminated as provided therein or until, at a time when no amounts, principal, interest or otherwise, are then owing, the Company releases the Bank from any obligation to make loans pursuant thereto. Any such prepayment shall be applied first to accrued interest, then to the discharge of any expenses or damages for which the Bank may be entitled to receive reimbursement under any agreement with the Company, and the balance remaining, if any, shall be applied to the reduction of principal of the Note so prepaid in the inverse order of maturity.

      Section 3.7.  Fees.  For and in consideration of the Bank's agreement to
                    ----
provide the credit facility hereunder, (a) the Company shall pay to the Bank, on or before the Closing Date, as a previously agreed to nonrefundable commitment fee, the sum of $44,000.00 in immediately available funds (of which the Company has previously paid the Bank $10,000), and (b) the Company shall pay to the Bank a commitment fee of one-fourth of one percent (1/4%) per annum on the difference between (i) $2,000,000 and (ii) the average daily outstanding principal amount of loans under the Line of Credit computed from date hereof to, but excluding, the Maturity Date, which fee shall be calculated for each calendar quarter quarterly in arrears beginning March 31, 1993 and paid within thirty days after the end of each such calendar quarter, with the last payment being due and payable on the Maturity Date.

      Section 3.8.  Payments.
                    --------

          (a) All payments of principal of and interest on any Note shall be made to the Bank at its office set forth in Section 8.8.

          (b) Whenever any payment of principal of or interest on a Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall be payable for such extended time at the rate of interest with respect thereto in effect at the due date.

      Section 3.9.  Computation of Interest.  Interest on the unpaid principal
                    -----------------------
amount of a Note from time to time outstanding shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Company will not be required to maintain any deposit as a condition for the borrowings hereunder.

      Section 3.10.  Security.  Payment of the Notes and the Obligations and the
                     --------
performance of the covenants set forth in this Agreement will be secured, directly or indirectly, by a perfected security interest, mortgage, assignment, pledge or lien, as the case may be, of the required priorities in and upon the following described property and assets:

          (a) All of the Company's and the Corporate Guarantor's present and future accounts, intellectual property, inventory, equipment, fixtures, documents, instruments, general intangibles, chattel paper (as such terms are defined in the UCC), notes receivable, drafts, acceptances and contract rights now owned or existing and hereafter acquired or arising, wherever located, and all the proceeds thereof, which property and assets are more particularly described in, and which security interests will be evidenced by, one or more Security Agreements; and

          (b) 100% of the outstanding capital stock of the Corporate Guarantor, which pledge and security interest will be evidenced by a Security Agreement-Pledge.

     All security interests, mortgages, assignments, pledges and liens in favor of the Bank in the Property described in (a) and (b) above shall be and remain a first priority perfected security interest, mortgage, assignment or lien, as the case may be, subject only to the Permitted Liens, except that the security interest, mortgage, assignment or Lien on the intellectual property of IAC may be subordinated (upon terms and conditions acceptable to the Bank in its sole discretion) to a security interest granted the sellers of the capital stock of the Acquired Company as provided in the Purchase Agreement.

     Payment of the Notes and the Obligations will be guaranteed by all Corporate Guarantors including, without limitation, IAC, each such guaranty to be evidenced by a Guaranty. Payment of $1,000,000 of the amount from time to time outstanding under Term Note B shall be guaranteed by the Guarantor, such guaranty to be evidenced by a Limited Guaranty and secured by pledges of certificated stock acceptable to the Bank of a market value at all times equal to at least $1,000,000.

     Each of the Company, the Corporate Guarantor and the Guarantor agrees to execute, acknowledge and deliver to the Bank such instruments, mortgages, chattel mortgages, deeds of trust, security agreements, security agreement-pledges, guaranty agreements, state ments, assignments and financing statements, in form and substance acceptable to the Bank as in the good faith and discretion of counsel for the Bank may be necessary to enforce, grant to the Bank and perfect in the United States the security interests, liens, assignments and mortgages on the Collateral; provided, however, that if any requests by the Bank
                             --------  -------
for execution of any such instruments shall be made after the first draw hereunder, then such instruments shall conform as closely as possible to the instruments executed at closing and shall not contain any terms or provisions which require the Company, the Corporate Guarantor or the Guarantor to take any action or perform any act which is not required by the documents executed at closing. Each of the Company, the Corporate Guarantor and the Bank agrees that all Collateral now or hereafter securing any of the Obligations hereunder also shall secure any and all other indebtedness and liabilities now or hereafter owing by the Company and the Corporate Guarantor, or either of them, to the Bank.

      Section 3.11.  No Default.  The Bank may, but shall not be required to,
                     ----------
make or continue any advance under the Line of Credit or renew the Revolving
Note if an event has occurred and is continuing which constitutes an Event of Default or breach of a covenant under this or any other agreement between the Company, the Corporate Guarantor or the Guarantor and the Bank.

ARTICLE 4.  CONDITIONS PRECEDENT.
----------  --------------------

      Section 4.1.  Conditions Precedent to First Loans.  The obligation of the
                    -----------------------------------
Bank to make the loans under Term Note A and Term Note B and the initial advance under the Revolving Note is subject to the condition precedent that on or before the Closing Date the following shall have been delivered to the Bank in form and substance satisfactory to the Bank:

          (a) The Notes dated the Closing Date and duly executed and delivered by the Company.

          (b) The Limited Guaranty executed by the Guarantor and one or more Security Agreements-Pledges executed by the Guarantor and the wife of the Guarantor (together with the stock certificates and stock powers).

          (c) The other Loan Documents and such evidence of filings, acknowledgments or acceptances of any such documents as the Bank may reasonably request or require, all duly executed and delivered by all parties thereto, including acknowledgment copies of all UCC-1 financing statements filed, registered or recorded to perfect the security interest of the Bank (or evidence satisfactory to the Bank that such have been filed), termination statements or documents necessary to release any Lien held by a third party not otherwise permitted hereby) and all stock certificates of IAC (together with appropriate stock powers), and evidence of filing Security Instruments with all United States agencies necessary to perfect security interests in intellectual property. The Security Instruments shall be effective to grant to the Bank required priority perfected Liens and security interests in all of the Collateral.

          (d) Written opinion or opinions, dated the Closing Date, of counsel for the Company and its Subsidiaries, in form and substance satisfactory to the Bank covering all such matters as the Bank may require.

          (e) A copy of the Company's and the Corporate Guarantor's articles or certificates of incorporation and bylaws, including all amendments thereto, all certified, in the case of the articles or certificates of incorporation, by the Secretary of State of the respective Person's state of incorporation, and, in the case the bylaws and other documents, by the President or a Vice President and the Secretary or an Assistant Secretary of each such Person as being in full force and effect on the Closing Date, and all other documents the Bank may reasonably request relating to the existence, qualification and good standing of the Company and its Subsidiaries.

          (f) A copy of a resolution or resolutions passed by the Boards of Directors of the Company and the Corporate Guarantor, certified by the President or a Vice President and the Secretary or an Assistant Secretary of such Person as being in full force and effect on the Closing Date, each of which corporate resolutions authorizing the borrowings provided for herein and/or the execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents, and any other instrument or agreement required hereunder from such Person, as the case may be, and providing as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes, and the other Loan Documents and any other instrument or agreement required hereunder.

          (g) A summary of the insurance coverage of the Company and its Subsidiaries, which shall be in form, scope and substance reasonably satisfactory to the Bank, together with certificates from each insurer required pursuant to Section 5.5 hereof.

          (h) Evidence satisfactory to the Bank that as of the Closing Date the Bank has the required priority perfected Liens on the Collateral and that there exist no Liens (other than Permitted Liens) on any property (real or personal) of the Company or any of its Subsidiaries.

          (i) The fees then payable pursuant to Section 3.7 of this Agreement (including the reasonable fees, expenses and dis bursements of the Bank's counsel), shall have been paid to the Bank (or such counsel, as applicable).

          (j) The pro forma balance sheets of the Company and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by the Purchase Agreement including the acquisition of the Acquired Company and its merger into the Corporate Guarantor, prepared in accordance with GAAP on a basis consistent with the financial statements previously delivered to Bank, certified by the Chief Accounting Officer of the Company.

          (k) Evidence satisfactory to the Bank that all conditions precedent to the consummation of the Purchase Agreement have been met, that all documents to be executed pursuant thereto shall have been fully executed and delivered, and that the

Acquisition by the Company and the merger of the Acquired Company into IAC have occurred.

          (l) Such other evidence as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

      Section 4.2.  Conditions Precedent to Each Advance under the Revolving
                    --------------------------------------------------------
Note.  The obligation of the Bank to make any advance under the Revolving Note
----
is subject to the following further conditions precedent:

          (a) The representations, warranties and covenants con tained herein shall be true and correct on the date of each such advance (except to the extent such representations, warranties and covenants expressly relate to an earlier date) and the Company shall be deemed to repeat such representations, warranties and covenants made by it on such date.

          (b) The Company shall have performed and complied with all agreements and conditions contained in this Agreement. No Event of Default or Default shall have occurred and be continuing.


ARTICLE 5.  AFFIRMATIVE COVENANTS.  During the term of this Agree ment and
----------  ---------------------
until each of the Notes and all of the Obligations have been paid in full, unless compliance with the provisions of the following subsections shall have been waived in writing by the Bank, the Company and, as applicable, the Corporate Guarantor agree as follows:

      Section 5.1.  Financial Statements.  The Company will furnish the
                    --------------------
following to the Bank:

          (a) As soon as available, but in any event, within 90 days after the end of each fiscal year of the Company, a copy of the Company's and its Subsidiaries' annual audited consolidated financial statements (consisting of at least a balance sheet and related statements of income, retained earnings and cash flow prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year), and certified (with an unquali fied opinion) by an independent certified public accountant selected by the Company and acceptable to the Bank;

          (b) As soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, an unaudited consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statement of earnings for such fiscal year, all in reasonable detail certified by a proper accounting officer as having been used in connection with the preparation of the financial statements referred to in paragraph (a) of this Section;

          (c) As soon as available, but in any event, within 30 days of the end of each calendar month of each fiscal year during the term hereof, unaudited interim consolidated financial state ments of the Company and its Subsidiaries prepared and certified by a proper accounting officer of the Company and prepared similarly to the audited statements referred to in clause (a) above (subject to normal year-end audit adjustments) and consisting of at least balance sheets as of the close of such period and profit and loss statements for the period then ended and for the period from the beginning of the fiscal year to the close of such period;

          (d) Upon the written request by the Bank, a copy of the federal income tax return of the Company and its Subsidiaries for the current fiscal year most recently ended, certified by a proper financial officer of the Company and its Subsidiaries;

          (e) Promptly upon their becoming available, the Company will deliver copies of: (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the U.S. Securities and Exchange Commission or any Governmental Authority; and (iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning the financial condition of the Company or any of its Subsidiaries;

          (f) (i) Promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report made by the Company or any of its Subsidiaries with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in ERISA, or of any "prohibited transaction," as such term is defined in the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a notice signed by the President or a principal financial officer of the Company and its Subsidiaries specifying the nature thereof, what action the Company or its Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (g) As soon as available, but in any event, within 30 days after the end of each month during the term hereof, a monthly listing and aging of accounts receivable of the Company and the Corporate Guarantor, together with a Loan Formula Certificate for the appropriate time period, certified by a proper accounting officer of the Company and the Corporate Guarantor containing a certificate of a proper financial officer of the Company and the Corporate Guarantor stating that a review of the activities of the Company and the Corporate Guarantor during the period covered by such certificate has been made under his supervision with a view to determining whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Notes, the Security Instruments and the other Loan Documents, and that, to the best of his knowledge, during such period, it has kept, observed, performed and fulfilled each and every covenant in this Agreement, the Notes, the Security Instruments and the other Loan Documents, and is not at the time in default under any of the same, or if it shall have been or shall be in default, specifying the same; and

          (h) Such other financial and other information con cerning the Company and its Subsidiaries as the Bank shall reasonably request from time to time.

      Section 5.2.  Payment of Obligations.  The Company will and will cause
                    ----------------------
each of its Subsidiaries to pay and discharge when due all of their respective Indebtedness and all obligations, except those being contested in good faith by appropriate proceedings, and against which the Company or the applicable Subsidiary has set up adequate reserves, in accordance with GAAP.

      Section 5.3.  Notice; Litigation.  The Company shall promptly give written
                    ------------------
notice to the Bank of (i) the occurrence of any Default or Event of Default,
(ii) any legal, judicial or regulatory proceedings affecting the Company, any of its Subsidiaries, or any of its or that properties or assets in which the amount involved is material, is not covered (subject to normal deductibles) by insur ance and is likely to have a material adverse effect on the busi ness or the financial condition of the Company or any of its Sub sidiaries, (iii) any dispute between the Company or any of its Subsidiaries and any Governmental Authority or other Person that is likely to interfere materially with the normal business operations of the Company or any of its Subsidiaries, (iv) any substantial damage to any material part of the Collateral, specifying the nature and extent of damage and whether such damage is being repaired in due course, or total loss or destruction of any mater ial part of the Collateral, (v) any other action, event or condi tion of any nature of which it has knowledge which may have, or lead to, or result in, any Material Adverse Effect, (vi) the volun tary or involuntary bankruptcy of, or any assignment for the bene fit of creditors or the seeking of any relief under any bankruptcy or other similar laws by, the Company or any of its Subsidiaries, and (vii) receipt by the Company of any notice received by the Company from or on behalf of the PVI Selling Shareholders (as such term is hereinafter defined) or the Acquired Company under the Purchase Agreement or any instrument issued in connection there with, including without limitation the Software Escrow Agreement (as such term is defined in the Purchase Agreement) or the Seller Security Agreement (as such term is hereinafter defined).

      Section 5.4.  Maintenance of Corporate Existence and Proper ties.  The
                    --------------------------------------------------
Company will and will cause each Subsidiary to, (i) continue to engage in the businesses presently being operated, (ii) maintain their respective corporate existence and good standing in each jurisdiction in which they, or any of them, may be required to be qualified, (iii) keep and maintain all franchises, permits, licenses and properties useful and necessary in the conduct of its business in good order and condition, and (iv) duly observe and conform to all material requirements of any Governmental Author ities relative to the conduct of its business or the operation of its properties or assets, if such failure duly to observe and conform to such requirements would have a Material Adverse Effect or could result in criminal prosecution.

      Section 5.5.  Insurance.  The Company will and will cause each of its
                    ---------
Subsidiaries to maintain insurance with financially sound and responsible companies, in such form, in such amounts and against such risks (including, without limitation, public liability and property damage insurance) as is customarily carried by com panies engaged in the same or similar businesses, operating like properties and similarly situated. The Company and its Subsidiar ies will have the right to place any such insurance with any insur ance carrier reasonably acceptable to the Bank. Upon execution of this Agreement, the Company will furnish the Bank (i) a summary of the insurance coverage of the Company and its Subsidiaries, together with certificates showing the Bank as loss payee to the extent its interests may appear, all such policies to be non cancellable without 15 days' prior written notice to the Bank, and will supplement such summary from time to time as the amounts or terms of such insurance coverage change in any material respect, and (ii) upon request, copies of the applicable policies and proof of payment of the premiums therefor.

      Section 5.6.  Payment of Taxes.  The Company will and will cause each of
                    ----------------
its Subsidiaries to pay and discharge when due all taxes, assessments and other liabilities, except those being contested in good faith by appropriate proceedings, and against which the Company (or its appropriate Subsidiary) has set up adequate reserves, in accordance with GAAP.

      Section 5.7.  Accounts Receivable and Payable.  The Company will and will
                    -------------------------------
cause each of its Subsidiaries to pay their respec tive accounts payable and will maintain its accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for companies engaged in similar operations in similar jurisdictions.

      Section 5.8.  Further Assurances.  The Company, at any time and from time
                    ------------------
to time, will, and will cause each of its Subsidiar ies to execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement, the Notes, the Security Instruments or the other Loan Documents.

      Section 5.9.  Inspection.  The Company will and will cause each of its
                    ----------
Subsidiaries to permit the Bank (and any Person appointed by the Bank to act for it and on its behalf) to examine their respective corporate and financial books and records and other records, books and properties and to discuss their respective affairs, finances and accounts with the officers of the Company and its Subsidiaries and the Company's and its Subsidiaries' indepen dent certified public accountants at all reasonable times and as often as may be reasonably requested by the Bank.

      Section 5.10. Mandatory Prepayment.  At the same time a Loan Formula
                    --------------------
Certificate is required to be delivered pursuant to Subsection 5.1(f) hereof, the Company will pay the Mandatory Prepayment, if any.

      Section 5.11. Current Ratio.  The Company and its Subsidiar ies will
                    -------------
maintain, on a consolidated basis, a ratio of (a) Current Assets to (b) Current Liabilities less Unearned Revenues of not less than 1.25 to 1.0 at all times throughout the term hereof.

      Section 5.12.  Indebtedness to Net Worth Ratio.  The Company and its
                     -------------------------------
Subsidiaries will maintain, on a consolidated basis, a ratio of total Indebtedness (excluding Unearned Revenues and amounts on all Subordinated Indebtedness that are due on and to become due more than one year from the date as of which such deter mination is to be made) to Net Worth of not greater than
(i) 2.25 to 1.0 at all times from the date of this Agreement until December 30, 1992, (ii) 2.0 to 1.0 at all times from and after December 31, 1992 until December 30, 1993, and (iii) 1.50 to 1.0 at all times from December 30, 1993 and thereafter throughout the term hereof.

      Section 5.13.  Indebtedness to Tangible Net Worth Ratio.  The Company and
                     ----------------------------------------
its Subsidiaries will maintain, on a consolidated basis, a ratio of total Indebtedness (excluding Unearned Revenues and amounts on all Subordinated Indebtedness that are due on and to become due more than one year from the date of which such determi nation is to be made) to Tangible Net Worth of not greater than (i) 12.00 to 1.00 at all times from and after December 31, 1992 until December 30, 1993 and not greater than (ii) 2.50 to 1.00 at all times from and after December 31, 1993 and thereafter throughout the term hereof.

      Section 5.14.  Net Worth.  The Company and its Subsidiaries will maintain,
                     ---------
on a consolidated basis, a positive Net Worth of at least (i) $5,750,000 at all times from date of this Agreement until December 30, 1992, (ii) at least $6,000,000 from December 31, 1992, until December 30, 1993 and (iii) at least $7,500,000 from December 31, 1993 to and thereafter throughout the term hereof.

      Section 5.15.  Tangible Net Worth.  The Company and its Sub sidiaries will
                     ------------------
maintain, on a consolidated basis, a positive Tangi ble Net Worth of at least
(i) $900,000 at all times from December 31, 1992, until December 30, 1993 and
(ii) $3,300,000 at all times from December 31, 1993 to and thereafter throughout the term hereof.

      Section 5.16.  Cash Flow (less Capitalized Software Develop ment Expenses)
                     -----------------------------------------------------------
to Fixed Charge Ratio.  The Company and its Subsid iaries will maintain, on a
---------------------
consolidated basis, a ratio of Cash Flow (less Capitalized Software Development Expenses) to Fixed Charges,

          (a) calculated for each period set forth below as of the last day of such period, of not less than the ratio set forth opposite such period:

                Period                                    Ratio
                ------                                    -----

      01/01/92 through 12/31/92                        1.20 to 1.0

      01/01/93 through 03/31/93                        1.20 to 1.0

      01/01/93 through 06/30/93                        1.20 to 1.0

      01/01/93 through 09/30/93                        1.20 to 1.0

      01/01/93 through 12/31/93                        1.50 to 1.0


          (b) after December 31, 1993, calculated for each four quarter period ending on each March 31, June 30, September 30, and December 31, as of the last day of such four quarter period, of not less than 1.50 to 1.0.

      Section 5.17.  Cash Flow to Fixed Charge Ratio.  The Company and its
                     -------------------------------
Subsidiaries will maintain, on a consolidated basis, a ratio of Cash Flow to Fixed Charges,

          (a) calculated for each period set forth below as of the last day of such period, of not less than the ratio set forth opposite such period:



                Period                                    Ratio
                ------                                    -----

       01/01/92 through 12/31/92                       1.75 to 1.0

       01/01/93 through 03/31/93                       1.75 to 1.0

       01/01/93 through 06/30/93                       1.75 to 1.0

       01/01/93 through 09/30/93                       1.75 to 1.0

       01/01/93 through 12/31/93                       2.00 to 1.0


          (b) after December 31, 1993, calculated for each four quarter period ending on each March 31, June 30, September 30, and December 31, as of the last day of such four quarter period, of not less than 2.0 to 1.0.

      Section 5.18.  Environmental Compliance.  The Company will, and will cause
                     ------------------------
each of its Subsidiaries, contractors and invitees to, comply in all material respects with the requirements of all Governmental Authorities pursuant to Environmental Laws or the common law. The Company shall not cause or permit any Hazardous Materials to be brought upon or kept or used on or about its or any of its Subsidiaries Property in violation of any Environmental Law or which results in any Hazardous Materials Contamination.

      Section 5.19.  Notification.  If the Company or any of its Subsidiaries
                     ------------
shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Laws, or liability of the Company or any of its Subsidiaries for any Hazardous Materials Contamination in connection with the Property or past or present activities of any Person thereon, or the Company obtains actual knowledge that any environmental representation set forth in this Agreement is not or is no longer accurate in all material respects, including but not limited to notice or other communication concern ing any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then the Company or any of its Subsidiaries shall deliver to the Bank within ten (10) days of the receipt of such notice or communication by the Company or any of its Subsidiaries, a written description of said viola tion, liability, correcting information, or actual or threatened event or condition, together with copies of any documents evidenc ing same. Receipt of such notice shall not be deemed to create any obligation on the part of the Bank to defend or otherwise respond to any such notification.

      Section 5.20.  Collateral Audit.  The Company and the Corpo rate Guarantor
                     ----------------
agree to permit the Bank through its commercial finance department or other agents employed by the Bank, to conduct at reasonable times an annual audit of the Collateral, at the Company's expense.

      Section 5.21.  Copyrights, Patents, Trademarks and Licenses, Patents, etc.
                     ----------------------------------------------------------
The Company and all of its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operations of their respective businesses, without conflict with the rights of any other Person with respect thereto. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights owned by any other Person; no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case would reasonably be expected to result in a Material Adverse Effect.

      Section 5.22.  Purchase Agreement.  The Company will not modify or amend
                     ------------------
the Purchase Agreement or any agreement executed in connection with or pursuant to the Purchase Agreement without the prior written consent of the Bank.

      Section 5.23.  Availability of Records.  The Company and the Corporate
                     -----------------------
Guarantor will permit any representative, accountant, officer, employee, or attorney of the Bank to (i) visit and inspect any of the properties of the Company and the Corporate Guarantor, (ii) examine the books and financial records of the Company and the Corporate Guarantor, (iii) verify the due investment and applica tion of the proceeds of the Notes in accordance with
Section 2.6 hereof, and (iv) discuss the affairs, finances and accounts of the Company and the Corporate Guarantor with their officers and independent certified public accountants, all at such reasonable times and during reasonable business hours, and as often as the Bank may deem necessary.

      Section 5.24.  Regulations U and X.  No part of the proceeds received by
                     -------------------
the Company hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purpose of purchasing or carrying, any "margin stock," as such term is defined in Regulation U. No part of the proceeds received by the Company from the loans made hereunder will be used for any purpose which violates Regulation X.

ARTICLE 6.  NEGATIVE COVENANTS.
----------  ------------------

     During the term of this Agreement and until the Notes and all of the Obligations have been paid in full, unless compliance with the following subsections shall have been waived in writing by the Bank, the Company agrees as follows:

     Section 6.1.  Limitations on Borrowings.  The Company will not, and will
                   -------------------------
not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except (i) the Indebted ness incurred under this Agreement and other Indebtedness to the Bank, (ii) the Indebtedness (other than for borrowed money) on open account or under trade acceptances in the ordinary course of busi ness in connection with normal trade obligations, (iii) unsecured intercompany accounts between the Subsidiaries of the Company, or any of them, on the one hand, and the Company, on the other, (vii) the Indebtedness for taxes and other charges to the extent per mitted under Sections 5.2 and 5.6 hereof and (v) Indebtedness listed on Exhibit G hereto.
                       ---------

      Section 6.2.  Limitations on Liens.  The Company will not and will not
                    --------------------
permit any of its Subsidiaries to, create, assume or suffer to exist any mortgage, Lien, pledge, charge, security interest or other encumbrance of any kind upon any of its properties or assets, whether now owned or hereafter acquired, except Permitted Liens and except security interests in favor of the existing IMSL shareholders, Karen G. Trout, Richard G. Couch, Charles W. Johnson and Thomas J. and Joy F. Aird, which security interests shall be released prior to December 31, 1992.

      Section 6.3.  Limitations on Contingent Liabilities.  The Company will
                    -------------------------------------
not, and will not permit any of its Subsidiaries to create, assume or suffer to exist any Contingent Liabilities, except (i) as permitted hereunder, (ii) for endorsements of instruments for collection in the ordinary course of business,
(iii) any such liability in favor of the Bank, and (iv) the guaranty by IAC of the obligations of the Company secured by the Seller Security Agreement (hereinafter defined) such guaranty to be subordinated as provided in such Seller Security Agreement.

      Section 6.4.  Loans, Advances and Investments.  The Company will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures, or other securities of, or make any investments in, any Person except (i) accounts, instruments, chattel paper, and general intangibles (as defined in the UCC) arising or acquired in the ordinary course of business, (ii) advances, loans and extensions of credit to Subsidiaries (excluding IAC) not to exceed the aggregate net amount of advances, loans and extensions of credit outstanding as of November 30, 1992 aggregating $1,949,201 (as described on Schedule III attached hereto) plus $250,000 in the aggregate,
(iii) Cash Equivalents, (iv) expenses, advances and loans made to employees of the Company in the ordinary course of business and not exceeding an aggregate amount of $50,000.00 at any one time outstanding, (v) extensions of credit by IAC to the selling Shareholders of the Acquired Company outstanding on the Closing Date, which amount shall not exceed $430,107 in the aggregate, (vi) funds necessary to consummate the transactions contemplated by the Purchase Agreement in accordance with its terms, provided that the expenditures for same shall not cause a Default hereunder.

      Section 6.5.  Limitations on Fundamental Changes; Disposition of Assets.
                    ---------------------------------------------------------
The Company will not and will not permit any of its Subsidiaries to, (i) form any new Subsidiary, (ii) enter into any transaction of merger or consolidation except as contemplated by the Purchase Agreement, (iii) liquidate or dissolve itself (or suffer any liquidation or dissolution), (iv) convey, sell, lease, charter or otherwise dispose of all or any substantial part of its property, assets or business, or (v) except in the ordinary course of business, enter into any arrangement, directly or indirectly, whereby the Company or any of its Subsidiaries would sell or transfer any properties, either now owned or thereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property to be used for substantially the same purpose.

      Section 6.6.  Dividends.  The Company will not declare or pay any dividend
                    ---------
(other than dividends payable solely in stock) or make, or permit any of its Subsidiaries to make, any other distribution on account of, or purchase, acquire, retire, or redeem any stock of the Company or such Subsidiary whether now owned or hereafter outstanding, provided the Company may purchase the stock of the Acquired Company as contemplated by the Purchase Agreement and provided a Subsidiary may pay dividends to the Company.

      Section 6.7.  Subordination of Claims.  The Company will not and will not
                    -----------------------
permit any of its Subsidiaries to, subordinate or permit to be subordinated any claim against, or obligation of, another Person held or owned by it to any other claim against, or obligation of, such other Person.

      Section 6.8.  ERISA Compliance.  The Company will not permit, and will not
                    ----------------
permit any of its Subsidiaries to, at any time any Plan is being maintained by it, to

          (a) Engage in any "prohibited transaction," as such term is defined in
Section 4975 of the Code;

          (b) Incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA; or

          (c) Terminate any such Plan in a manner which could result in the imposition of a lien on the property of the Company pursuant to Section 4068 of ERISA.

      Section 6.9.  Nature of Business.  The Company will not, and will not
                    ------------------
permit any of its Subsidiaries to, (i) engage in any lines of business or business ventures other than those in which it is presently engaged or that are directly related thereto, (ii) change in any material respect its respective methods of operation or manner of doing business, (iii) without the prior written consent of the Bank, carry on its respective business at any location or locations other than those presently in existence, or (iv) change its respective name, its identity as a corporation or its corporate structure.

      Section 6.10.  Supply and Purchase Contracts.  The Company will not, and
                     -----------------------------
will not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered.

      Section 6.11.  Transactions with Affiliates and Other Persons. The Company
                     ----------------------------------------------
will not, and will not permit any of its Subsidiaries to, engage in any transaction with an Affiliate on terms less favorable to it than would be obtainable at the time in comparable transactions with Persons not affiliated with the Company.

      Section 6.12.  Capital Expenditures.  The Company will not, and will not
                     --------------------
permit any of its Subsidiaries to, expend or enter into any commitment to expend an amount in the aggregate for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, but excluding Capitalized Software Development Expenses, which exceeds $500,000.00 in the aggregate during any fiscal year during the term hereof.

      Section 6.13.  Bonuses.  The Company will not, and will not permit any of
                     -------
its Subsidiaries to, compensate officers or directors of the Company or any of its Subsidiaries, by way of cash bonus greater than $500,000 in the aggregate during any year throughout the term hereof.

      Section 6.14.  Subordinated Indebtedness.  The Company will not and will
                     -------------------------
not permit any of its Subsidiaries to:

          (a) make any voluntary or optional payment or prepayment on any Subordinated Indebtedness now or hereafter outstanding or make any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Indebtedness or set aside money or securities for a sinking or similar fund for the payment of principal of a premium or interest on any Subordinated Indebtedness or set apart money for the defeasance of any Subordinated Indebtedness; or

          (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to Subordinated Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon).

ARTICLE 7.  DEFAULT.
----------  -------

      Section 7.1.  Events of Default.  The occurrence of any of the following
                    -----------------
events or conditions shall constitute an "Event of Default":

          (a) Failure of the Company to pay any principal of or interest on any of the Notes, any other amount payable hereunder, or to perform any of the Obligations when due or declared due;

          (b) Any representation or warranty made by either of the Company or the Corporate Guarantor in this Agreement or by the Company, the Corporate Guarantor, the Guarantor or the wife of the Guarantor in any of the other Loan Documents or in any certificate, financial or other statement furnished by either of the Company, the Corporate Guarantor or the Guarantor pursuant hereto or thereto or in connection herewith or therewith is untrue in any material respect as of the date made or furnished;

          (c) Failure by the Company or the Corporate Guarantor to perform any term, covenant or agreement contained in Sections 5.3, 5.4, 5.5, 5.10 or 5.22 or in Article 6. hereof;

          (d) Failure by the Company or the Corporate Guarantor to observe or perform of any of the other covenants, terms or agree ments of this Agreement or any other agreements with the Bank and such default shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the date when an officer of the Company or a Subsidiary knew or should have known of such failure or (ii) the date upon which written notice thereof has been given to the Company by the Bank;

          (e) The Company or the Corporate Guarantor (i) is generally not paying its Indebtedness as it becomes due, (ii) fails to pay any principal of or interest on any obligation or obligations for borrowed money beyond the period of grace, if any, provided for in the instrument or agreement under which the same was created, or (iii) fails to observe or perform any other term, condition or agreement contained in any obligation or obligations for borrowed money or in any instrument or agreement evidencing, securing or relating thereto if the effect thereof is to cause or permit the holder or holders of such obligation (or a trustee or an agent on behalf of such holder or holders) to cause any such obligation to become due prior to its stated maturity provided that the aggregate amount of all such amounts referenced in clauses (ii) and (iii) above as to which such default shall occur and be continuing shall exceed $25,000.00;

          (f) An event of default shall occur under any of the Loan Documents;

          (g) A default or event of default or a breach of covenant shall occur under the Purchase Agreement or under any document or instrument executed by the Company or the Corporate Guarantor or any other party pursuant thereto or in connection therewith or the subordination provisions contained in any such document or instrument shall not be complied with or shall be found unenforceable or invalid; or

          (h) Any Loan Document ceases to be in full force and effect and valid, binding, and enforceable in accordance with its terms, or any of the Security Instruments ceases to create a valid and perfected first priority Lien as required hereby and thereby, or the Company or the Guarantor shall so state in writing;

          (i) Filing by either of the Company or the Corporate Guarantor of a voluntary petition or any answer seeking reorganiza tion, arrangement, readjustment of its or his debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by either of the Company or the Corporate Guarantor consenting to, approving of or acquiescing in any such petition or proceeding; the application by either of the Company or the Corporate Guarantor for, or the appointment by consent or acquiesc ence of, a receiver or trustee for either of the Company or the Corporate Guarantor or for all or a substantial part of its or his property; the making by either of the Company or the Corporate Guarantor of an assignment for the benefit of creditors, the inability of either of the Company or the Corporate Guarantor, or the admission by either of the Company or the Corporate Guarantor in writing of its or his inability, to pay its or his debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within 30 days after the appointment of a receiver or trustee);

          (j) Filing of an involuntary petition against either of the Company or the Corporate Guarantor in bankruptcy or seeking reorganization, arrangement or readjustment of its or his debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed for a period of 90 days from such filing; or the involuntary appointment of a receiver or trustee for either of the Company or the Guarantor for all or a substantial part of its or his property and such appointment remains unvacated or unopposed for a period of 30 days from such appointment; or the issuance of a writ of attachment, execution or similar process against any substantial part of the property of either of the Company or the Corporate Guarantor and such writ remains unbonded or undismissed for a period of 30 days from the date notice thereof is received by either of the Company or the Corporate Guarantor, as the case may be;

          (k) Final judgment for the payment of money (not covered by insurance) shall be rendered against either of the Company or the Corporate Guarantor and the same shall remain undischarged for a period of 30 days, during which execution shall not be effectively stayed;

          (l) Any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs; or

          (m) A trustee shall be appointed by an appropriate United States District Court to administer any Plan of the Company or the Corporate Guarantor, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of the Company or the Corporate Guarantor.

      Section 7.2.  Optional Acceleration.  Upon the occurrence of any Event of
                    ---------------------
Default set forth in Subsection 7.1(a), (b), (c), (d), (e), (f), (g), (h), (k),
(l) or (m) hereof, any obligation of the Bank to extend credit to the Company under the Revolving Note shall immediately terminate and the holder of the Notes, at its option, without notice to any of the Company, the Corporate Guarantor, or the Guarantor, may declare the principal of and interest accrued on the Notes to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind (except notice required pursuant to this Agreement or otherwise required by applicable law), all of which are hereby waived to the extent permitted by applicable law; provided, however, that the Bank shall give telecopy or written
                --------  -------
notice to the Company promptly after taking any such action.

      Section 7.3.  Automatic Acceleration.  Upon the occurrence of any Event of
                    ----------------------
Default set forth in Subsection 7.1(i) or (j) hereof, any obligation of the Bank to make advances under the Revolving Note shall automatically terminate and the principal of and interest accrued on all of the Notes shall be immediately and auto matically due and payable without notice or demand of any kind, and the same shall be due and payable immediately without any presentment, acceleration, demand, protest, notice of intent to accelerate, notice of acceleration, notice of protest or notice of any kind (except notice required pursuant to this Agreement or otherwise required by applicable law), all of which are hereby waived to the extent permitted by applicable law.

      Section 7.4.  Additional Remedies.  In case any one or more Events of
                    -------------------
Default shall occur, the Bank may proceed to protect and enforce the rights of the Bank by an action at law, suit in equity or other appropriate proceeding, whether for the specific perform ance of any agreement contained herein, in the Notes, or in the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law, or otherwise. In addition, the Company and the Corporate Guarantor will pay to the Bank such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reason able attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall to the extent permitted by applicable law, operate as a waiver thereof or otherwise preju dice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Notes, or by the other Loan Documents upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      Section 7.5.  Subordination.  In connection with the Acquisi tion, the
                    -------------
Company has issued or will issue to certain of the Shareholders of the Acquired Company ("PVI Selling Shareholders") certain promissory notes ("Seller Notes") pursuant to Section 2.3(b) of the Purchase Agreement, the Seller Notes to be in substantially the form attached to the Purchase Agreement as Exhibit D, payment of the Seller Notes to be secured by a security agreement substantially in the form of Exhibit E to the Purchase Agreement ("Seller Security Agreement"). Payment of the Seller Notes and of the other Consideration other than from the proceeds of the Senior Collateral (as such terms are defined in the Seller Security Agreement) is and shall remain subordinated to payment of the Obligations (as such term is defined in this Agreement) as provided in the Seller Notes and the Seller Security Agreement. Upon the occurrence of an Event of Default hereunder, no further amount shall be payable by the Company under the Seller Notes except as may be specifically provided in the Seller Notes and Seller Security Agreement. Further, as provided in the Seller Security Agreement, the PVI Selling Shareholders have been granted a security interest in the intellectual property of IAC acquired through the merger of the Acquired Company into IAC as contemplated by the Purchase Agreement and on the real estate of the Company located in Ft. Bend County, Texas, such security interest being superior to the security interest of the Bank in such intellectual property collateral, but the PVI Selling Shareholders may not foreclose on the security interest in such intellectual property until an Event of Default shall have occurred hereunder or pursuant to a Seller Security Agreement and the PVI Selling Shareholders shall first have given the Bank fifteen business days prior notice. After the occurrence of an Event of Default, the PVI Selling Shareholders may not seek any deficiency or other additional payment from the Company pursuant to the Seller Notes or for application to the other Consideration or seek to enforce any remedy against any Collateral of the Company in which the PVI Selling Shareholders possess a security interest, other than payments from or actions in connection with the realization of proceeds from the Senior Collateral, as defined in the Seller Security Agreement, until the earlier of (i) all Obligations of the Company hereunder shall have been paid in full or (ii) six months shall have elapsed from the occurrence of an Event of Default hereunder or under a Seller Security Agreement. The Bank hereby agrees to the provisions of Section 8(j) as such provisions relate to the relative rights of the Bank and the PVI Selling Shareholders.


ARTICLE 8.  MISCELLANEOUS.
----------  -------------

      Section 8.1.  No Waiver; Cumulative Remedies.  No failure to exercise and
                    ------------------------------
no delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement.

      Section 8.2.  Survival of Agreements.  All representations and warranties,
                    ----------------------
all covenants and all provisions for indemnification and for the payment of expenses contained in this Agreement or made in writing by or on behalf of the Company or any other Person in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, any investigation at any time made by the Bank or on its behalf, the making of the loan by the Bank under this Agreement, any transfer of title to the Property (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise) and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any other Person pursuant to this Agreement and the other Loan Documents or in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be deemed representations and warranties of the Company under this Agreement.

      Section 8.3.  Successors.  This Agreement shall be binding upon each of
                    ----------
the Company and the Corporate Guarantor, and their respective successors, assigns, heirs and legal representatives, and shall inure to the benefit of the Bank and its successors and assigns.

      Section 8.4.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and all of such counterparts taken to gether shall be deemed to constitute one and the same instrument.

      Section 8.5.  Severability.  In case any one or more of the provisions
                    ------------
contained in this Agreement, the Notes, or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

      Section 8.6.  Interest.  It is the intention of the parties hereto to
                    --------
comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, the Notes, the other Loan Documents or in any of the documents securing payment thereof or otherwise relating thereto, in no event shall this Agreement or such instruments or documents require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto or if the maturity of the indebtedness evidenced by any of the Notes is accelerated in whole or in part, or in the event that all or part of the principal of or interest on any of the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, any of the Notes, the other Loan Documents or under any of the documents securing payment thereof or otherwise relating thereto on the amount of principal actually outstanding from time to time under the respective Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) neither the Company nor any other Person now or hereafter liable under this Agreement or the other Loan Documents for the payment of any of the Notes shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under applicable usury laws, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount on the respective Note or refunded to the Person paying the same, at the holder's option, and (iv) the effective rate of inter-est shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Notes, the other Loan Documents or under such other documents or instruments which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by the Notes, all interest at any time contracted for, charged or received from the Company or otherwise by the holder or holders thereof in connection with the Notes, the other Loan Documents or this Agreement.

      Section 8.7.  Expenses; Documentary Taxes.
                    ---------------------------

          (a) The Company will pay (i) all out-of-pocket expenses of the Bank (including reasonable fees, expenses and disbursements of counsel for the Bank) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Notes, the other Loan Documents, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (ii) if an Event of Default occurs and is continuing, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts; then, and in any such event, the reasonable attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other reasonable fees incurred by such counsel in any way or respect arising in connection with or relating to any of the events or actions described in this Section together with interest thereon from the date incurred until paid by the Company at the maximum rate allowed by applicable laws, which Company agrees to pay on demand, shall constitute Obligations and shall be secured by and entitled to the benefits of the Loan Documents. The Company agrees to indemnify the Bank from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Notes, the other Loan Documents, and any documents executed in connection therewith.

          (b) The Company shall indemnify the Bank, its officers, directors, employees, representatives, attorneys and agents from, and hold the Bank harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by it (whether or not any of the foregoing is designated a party thereto), other than those caused by the Bank's gross negligence or willful misconduct, arising out of or by reason of any litigation or other similar proceeding (including preparation for such litigation or proceeding) related to the execution, delivery, and performance of this Agreement, the Notes, or the other Loan Documents, or any actual or proposed use by the Company of the proceeds of the advances under the Notes or the Company's entering into and performing of any agreement or instrument referred to herein, including, without limitation, the reasonable fees and disbursements of the Bank's counsel incurred in connection therewith.

          (c) The Company also agrees to pay, and will save the Bank and each holder of the Notes harmless from, all claims, demands and liabilities in respect of the fees and commissions, if any, of brokers and finders alleged to have been incurred in connection with any of the transactions contemplated by this Agreement and the other Loan Documents and any expenses, including reasonable legal fees arising in connection with such claims, demands or liabilities.

      Section 8.8.  Notices.  All notices, requests and demands shall be given
                    -------
to or made upon the respective parties hereto as follows:

      If to the Company, to      IMSL, Inc.
                                 14141 Southwest
                                 Freeway, Ste. 300
                                 Sugar Land, Texas 77478
                                 Attn: Richard A. Couch
                                        President and Chief Executive
                                         Officer
                                 Telephone:  (713) 242-6776
                                 Telecopier: (713) 242-9799


      If to the Bank, to         First Interstate Bank of Texas, N.A.
                                 1000 Louisiana
                                 Houston, Texas 77002
                                 Attn:  Bennett Douglas
                                 Telephone:  (713) 250-1039
                                 Telecopier: (713) 250-7031

      If to the Corporate
       Guarantor, to             IMSL Acquisition Corp. Inc.
                                 6230 Lookout Road

                                 Boulder, Colorado 80301
                                 Attn:  Ted Charter
                                 Telephone:  (303) 530-9000
                                 Telecopier: (303) 530-9329

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given to any party upon receipt when delivered by telecopy, confirmation received, or by hand, or within three (3) days of being deposited in the U. S. mail (registered or certified mail), if by mail, in each case addressed to such party as provided herein or in accordance with the latest unrevoked direction from such party.

      Section 8.9.  Participations.  The Company expressly recog nizes and
                    --------------
agrees that the Bank may sell to other financial institutions participations in the loans incurred by the Company pursuant hereto (the "Participants"), and, therefore, as security for the due payment and performance of all indebtedness and other liabilities and obligations of the Company to the Bank under this Agreement, the Notes, the other Loan Documents and any other obligation of the Company to the Bank, whether now existing or hereafter arising, and to the Participants by reason of such participation, the Company hereby grants to the Bank and to the Participants, a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank and the Participants, or either or any of them, to the Company, whether in regular depository accounts or otherwise (except for deposits in special accounts), and any and all money, securities and other property of the Company and the proceeds thereof now or hereafter held or received by or in transit to the Bank and the Participants, or either or any of them, from or for the Company, whether for safekeeping, custody, pledge, transmission, collection or otherwise and any such deposits, sums, money, securities and other property at any time may be set off, appropriated and applied by the Bank and by the Participants, or either or any of them, against any indebtedness, liabilities or other obligations, whether now existing or hereafter arising of the Company to the Bank and to the Participants, or either or any of them, against any indebtedness, liabilities or other obligations whether now existing or hereafter arising of the Company to the Bank and to the Participants, or either or any of them, under this Agreement, the Note, the other Loan Documents or otherwise, whether or not such indebtedness, liabilities or other obligations are then due or secured by any collateral or if such is so secured, whether or not such collateral held by the Bank or the Participants is considered to be adequate.

      Section 8.10.  Confidentiality.  The Bank agrees to take normal and
                     ---------------
reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any Loan Document and agrees and undertakes that it will not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. The Bank may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law; (iv) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which the Bank conducts its business; and (v) to the Bank's legal counsel, independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes the Bank to disclose to any Participant or assignee (each, a "Transferee") and any prospective
                                      ----------
Transferee such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to or obtained by the Bank pursuant to this Agreement or which has been delivered to the Bank by the Company or its Subsidiaries or obtained by the Bank from the Company or its Subsidiaries; provided that such Transferee agrees in writing to
                             --------
the Bank, to keep such information confidential to the same extent required of the Bank hereunder.

      Section 8.11.  Controlling Document.  In the event of actual conflict in
                     --------------------
the terms and provisions of this Agreement, the Note and the other Loan Documents, the terms and provisions of this Agreement will control.

      Section 8.12.  Amendment.  This Agreement may not be amended except in
                     ---------
writing signed by the Company, the Corporate Guarantor and the Bank.

      Section 8.13.  Table of Contents; Descriptive Headings.  The table of
                     ---------------------------------------
contents and the descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      SECTION 8.14.  GOVERNING LAW.  THIS AGREEMENT, THE NOTES, THE SECURITY
                     -------------
INSTRUMENTS AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

      SECTION 8.15.  SUBMISSION TO JURISDICTION.  WITH RESPECT TO ANY AND ALL
                     --------------------------
DISPUTES ARISING HEREUNDER, UNDER ANY OF THE NOTES, UNDER THE OTHER LOAN DOCUMENTS, OR UNDER ANY OF THE OTHER INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH NOT SETTLED, OR SUBJECT TO ARBITRATION, PURSUANT TO THE ARBITRATION PROGRAM REFERENCED IN SECTION 8.16 HEREOF, THE COMPANY AND THE CORPORATE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY NOTE AND ANY DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF ANY THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM AND MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 8.8 HEREOF; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

      Section 8.16.  Arbitration Program.  The parties agree to be bound by the
                     -------------------
terms and provisions of the current Arbitration Program of the Bank which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Notes, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

      SECTION 8.17.  NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT, THE NOTES, THE
                     ------------------
OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in Houston, Texas, as of the date first above-mentioned.

THE BANK:                                     THE COMPANY:

FIRST INTERSTATE BANK
 OF TEXAS, N.A.                               IMSL, INC.


By /s/ Bennett D. Douglas                     By /s/ Robert F. Strosser
  -----------------------------                 ----------------------------
  Name:                                         Name:
  Title:                                        Title:


                                              THE CORPORATE GUARANTOR:

                                              IMSL ACQUISITION CORP., INC.


                                              By /s/ Robert F. Strosser
                                                ----------------------------
                                                Name:
                                                Title:

                                   EXHIBIT A
                                   ---------



                          LOAN FORMULA CERTIFICATE AND
                           CERTIFICATE OF NO DEFAULT

                                   IMSL, INC.

                            LOAN FORMULA COMPUTATION

                          AS OF ________________, 19__


1.  Total Eligible Accounts of IMSL, INC.
    (the "Company") and the Corporate Guar-
    antor pursuant to the terms of that  cer-
    tain Second Restated and Amended Loan
    Agreement (the "Agreement") dated             $______________
    December ___, 1992, among the Company,
    IMSL Acquisition Corp., Inc. and First
    Interstate Bank of Texas, N.A. (the
    "Bank").

2.  Loan Formula (60% of Eligible Accounts        $______________
    referred to in Item 1 above).

3.  Aggregate amount of principal indebted-
    ness owing to the Bank under the
    Revolving Note.                               $______________

4.  Excess Collateral Value (Deficiency)
    (Item 2 above minus Item 3 above).            $______________

     The undersigned officer of the Company hereby does certify that the above computation of Loan Formula has been prepared from the books and records of the Company and the Corporate Guarantor and is true and correct to the best knowledge and belief of such officer. The undersigned officer does certify further that a review of the activities of the Company and the Corporate Guarantor has been made under the Agreement and the Loan Documents and that, to the best of his knowledge, the Company and the Corporate Guarantor have complied in all material respects with each and every covenant and condition in the Agreement and in the Loan Documents, applicable to such party and is not at this time in default under any of the same.

     The chief executive office of the Company remains at 14141 S.W. Freeway, Suite 3000, Sugar Land, Texas 77478-3498. The Company has not changed its name from IMSL, Inc., its identity from a corporation or its corporate structure. Capitalized terms used herein but not defined herein shall have the meaning given them in the Loan Agreement.

     The chief executive office of the Corporate Guarantor remains at 6230 Lookout Road, Boulder, Colorado 80301. The Corporate Guarantor has changed its name from IMSL Acquisition Corp., Inc. to Precision Visuals, Inc., but not otherwise, and it has not changed its identity from a corporation or its corporate structure.



                                     ------------------------------
                                          Authorized Officer

                                   EXHIBIT B
                                   ---------



SUBSIDIARIES OF IMSL, INC.:
--------------------------

     IMSL Acquisition Corp., Inc., a California corporation

     IMSL Europe, Inc., a Texas corporation

          (a)   IMSL France SARL
          (b)   IMSL Germany Gmbh

     IMSL Japan, Inc., a Japanese corporation

     IMSL International, Inc., a U.S. Virgin Islands corporation


SUBSIDIARIES OF IMSL ACQUISITION CORP., INC.:
--------------------------------------------

     Precision Visuals, Ltd., UK, a United Kingdom corporation

     Precision Visuals, France, a French corporation

                                   EXHIBIT C
                                   ---------



                       HAZARDOUS MATERIALS CONTAMINATION
                       ---------------------------------


                                      NONE

                                   EXHIBIT D
                                   ---------

                                  TERM NOTE A

                      FIRST INTERSTATE BANK OF TEXAS, N.A.


NO.________   Houston, Texas   December 16, 1992   $1,100,000.00


      FOR VALUE RECEIVED, the undersigned, IMSL, INC., a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of ONE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,100,000.00), together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas as Payee may designate hereafter in writing to Maker.

      The principal balance hereof advanced and outstanding from time to time shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent (1%) per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until the Payee shall have received the amount of interest it otherwise would have received if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

      All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of (1) a rate that is five percentage points above the Prime Rate as it varies or (2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

      The principal of this note is due and payable in quarterly installments, all of such installments, except for the last, being in the amount of $137,500 each, and the last and final installment being in the amount of the then remaining unpaid principal balance hereof, the first such installment of principal being due and payable on March 31, 1993, and each subsequent in stallment of principal being due and payable on the last day of each succeeding June, September, December and March thereafter until December 15, 1994, when the then remaining unpaid balance of principal of this note shall become due and payable in full. Interest on said principal shall be due and payable in monthly installments as it accrues, the first such installment of interest being due and payable on January 31, 1993 and a subsequent installment of interest to be due and payable on the last day of each calendar month thereafter until December 15, 1994, on which date all accrued interest, in addition to the principal hereof remaining unpaid, shall be due and payable in full.

      This note is issued pursuant to a Second Restated and Amended Loan Agreement (the "Loan Agreement") dated December 16, 1992, by and among Maker, IMSL Acquisition Corp., Inc., and Payee and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof.

      Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

      In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

      It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Payee's option, and
(iii) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

      This note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America.

      To the extent that the interest rate laws of the State of Texas are applicable to this note and unless changed in accordance with law, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended.

      Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

      Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

      This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

      This note is given in renewal, extension and rearrangement of, but not in novation or discharge of, the unpaid principal of that certain promissory note dated September 20, 1991, executed on behalf of Maker and made payable to the order of Payee in the original principal amount of $1,361,115.

                                     IMSL, INC.


                                     By
                                       ------------------------------
                                       Name:
                                       Title:

                                                        - MAKER -

                                   EXHIBIT E
                                   ---------


                                  TERM NOTE B

                      FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________     Houston, Texas  December 16, 1992   $1,300,000.00


      FOR VALUE RECEIVED, the undersigned, IMSL, INC., a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00), together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas as Payee may designate hereafter in writing to Maker.

      The principal balance hereof advanced and outstanding from time to time shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent (1%) per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until the Payee shall have received the amount of interest it otherwise would have received if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

      All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of (1) a rate that is five percentage points above the Prime Rate as it varies or (2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

      The principal of this note is due and payable in quarterly installments, all of such installments, except for the last, being in the amount of $162,500 each, and the last and final in stallment being in the amount of the then remaining unpaid principal balance hereof, the first such installment of principal being due and payable on March 31, 1993, and each subsequent in stallment of principal being due and payable on the last day of each succeeding June, September, December and March thereafter until December 15, 1994, when the then remaining unpaid balance of principal of this note shall become due and payable in full. Interest on said principal shall be due and payable in monthly installments as it accrues, the first such installment of interest being due and payable on January 31, 1993 and a subse quent installment of interest to be due and payable on the last day of each calendar month thereafter until December 15, 1994, on which date all accrued interest, in addition to the principal hereof remaining unpaid, shall be due and payable in full.

      This note is issued pursuant to a Second Restated and Amended Loan Agreement (the "Loan Agreement") dated December 16, 1992, by and among Maker, IMSL Acquisition Corp., Inc., and Payee, and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof.

      Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

      In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

      It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Payee's option, and
(iii) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

      This note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America.

      To the extent that the interest rate laws of the State of Texas are applicable to this note and unless changed in accor dance with law, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended.

      Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

      Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

      This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                     IMSL, INC.


                                     By
                                       ------------------------------
                                       Name:
                                       Title:
                                                          - MAKER -

                                   EXHIBIT F
                                   ---------


                             REVOLVING CREDIT NOTE

                      FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________    Houston, Texas   December 16, 1992    $2,000,000.00


     FOR VALUE RECEIVED, the undersigned, IMSL, INC., a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced and outstanding from time to time hereunder by Payee, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas, as Payee may designate hereafter in writing to Maker.

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Not withstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until Payee shall have received the amount of interest it would have received otherwise if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal and interest of this note are due and payable as follows:

          (a) Interest hereon shall be due and payable monthly as it accrues, with the first installment to be due and payable on January 31, 1993, and a like installment to be due and payable on the last day of each succeeding calendar month thereafter until December 15, 1993, when accrued but unpaid interest shall be due and payable in full; and

          (b) The principal amount hereof then outstanding shall be due and payable in full on December 15, 1993.

     Until December 15, 1993, subject to the terms and conditions of the Loan Agreement (hereinafter defined), the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder, so long as not more than $2,000,000 of principal is outstanding at any one time; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to $2,000,000, but to a maximum of $2,000,000 at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than $2,000,000 shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

     This note is issued pursuant to a Second Restated and Amended Loan Agreement of even date herewith, by and among Maker, IMSL Acquisition Corp., Inc., and Payee (the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

     In the event of default hereunder or under any of the instru ments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this note shall be prepaid, so that under any of such circumstances the amount of interest con tracted for, charged or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (x) the provisions of this paragraph shall govern and control, (y) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Payee's option, and (z) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Maker and Payee agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this note or maintained in connection therewith.

     To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this note is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This note is given in partial renewal, rearrangement, increase and extension of, but not in novation or discharge of, that certain promissory note dated March 17, 1992, executed by Maker and payable to the order of Payee, in the original principal amount of $750,000.

     This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                           IMSL, INC.


                                           By
                                             -------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT G
                                   ---------


                                  INDEBTEDNESS
                                  ------------

                                                  11/30/92
                             ORIGINAL             BALANCE
PAYEE                        PRINCIPAL       (includes interest)
-----                        ---------       ------------------

Karen G. Trout                 8,700.00            9,159.43
2718 Ashford Trails
Houston, TX  77082

Richard G. Couch             100,000.00          105,280.82
11 Wilson Court
Alamo, CA  94507

Charles W. Johnson            50,000.00           52,640.41
3801 Lighthouse
Racine, WI  53402

Thomas J. or Joy F. Aird,
JTWROS                        20,000.00           21,056.16
12039 Mulholland
Stafford, TX  77477           _________           _________

Notes payable to PVI Selling Shareholder pursuant to Section 2.3(b) of Purchase Agreement, not to exceed principal of $1,500,000 in the aggregate.

                                   SCHEDULE I
                                   ----------


                                 U.S. LOCATIONS
                                 --------------



IMSL, INC.

Chief Executive Office:                        14141 Southwest Freeway
                                               Suite 300
                                               Sugar Land, Texas 77478-3498



IMSL ACQUISITION CORP., INC.

Chief Executive Office:                        6230 Lookout Road
                                               Boulder, Colorado  80301

Off-site warehouse:                            5603 Arapahoe
                                               Boulder, Colorado

Field Offices:                                 70 Walnut
                                               Wellesley, Massachusetts

                                               32915 Aurora Road, Ste. 160
                                               Solon, Ohio

                                               2465 East Bayshore
                                               Palo Alto, California

                                               1900 East Gray Road
                                               Schaumburg, Illinois

                                               13140 Coit Road, Ste. 301
                                               Dallas, Texas




                                SCHEDULE I - 1

                                  SCHEDULE II
                                  -----------



                              Contract Disclosure
                              -------------------


        Equipment Indebtedness Sub-Contract dated May 7, 1991, between the Company and Vendor Funding Co., Inc.






                                SCHEDULE II - 1